                                                                    EXHIBIT 10.5

                                                                  Execution Copy





                            E*Trade Ventures I, LLC
                     A Delaware Limited Liability Company




                           LIMITED LIABILITY COMPANY
                              OPERATING AGREEMENT



                              September 23, 1999

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I NAME, PURPOSE AND PRINCIPAL OFFICE OF COMPANY..........................................................    1

         1.1.     Name...........................................................................................    1
         1.2.     Agreement......................................................................................    1
         1.3.     Purpose; Powers................................................................................    1
         1.4.     Registered Office and Agent....................................................................    2
         1.5.     Principal Office...............................................................................    2
         1.6.     Definitions....................................................................................    2

ARTICLE II TERM AND TERMINATION OF THE COMPANY...................................................................    4

         2.1.     Term...........................................................................................    4
         2.2.     Termination....................................................................................    4
         2.3.     Extension of Term..............................................................................    4

ARTICLE III INITIAL MEMBERS; CHANGES IN MEMBERSHIP...............................................................    4

         3.1.     Name and Address...............................................................................    4
         3.2.     Admission of Additional Members................................................................    5
         3.3.     Death, Disability or Withdrawal of a Managing Member...........................................    5
         3.4.     Withdrawal of a Member.........................................................................    5

ARTICLE IV MANAGEMENT, DUTIES AND RESTRICTIONS...................................................................    6

         4.1.     Management.....................................................................................    6
         4.2.     Conversion of Status as Managing Member........................................................    7
         4.3.     Liability of Members to the Company and the Other Members......................................    7
         4.4.     Restrictions on the Members....................................................................    7
         4.5.     Additional Restrictions on Non-Managing Members................................................    7
         4.6.     Officers.......................................................................................    8

ARTICLE V CAPITAL CONTRIBUTIONS..................................................................................    8

         5.1.     Capital Commitments and Membership Interests of the Members....................................    8
         5.2.     Liability of the Members.......................................................................    8
         5.3.     Liability of Transferees.......................................................................    9
         5.4.     Defaulting Members.............................................................................    9

ARTICLE VI CAPITAL ACCOUNTS AND ALLOCATIONS......................................................................   10

         6.1.     Capital Accounts...............................................................................   10
         6.2.     Definitions....................................................................................   10
         6.3.     Allocation of Net Income or Loss...............................................................   12

                                      i.

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ARTICLE VII EXPENSES............................................................................................   13

ARTICLE VIII DISTRIBUTIONS......................................................................................   13

         8.1.     Interest......................................................................................   13
         8.2.     Mandatory Distributions.......................................................................   13
         8.3.     Discretionary Distributions...................................................................   13

ARTICLE IX ASSIGNMENT OR TRANSFER OF MEMBERS' INTERESTS.........................................................   14

         9.1.     Restrictions on Transfer of Members' Interests................................................   14
         9.2.     Opinion of Counsel............................................................................   14
         9.3.     Violation of Restrictions.....................................................................   15
         9.4.     Agreement Not to Transfer.....................................................................   15
         9.5.     Multiple Ownership............................................................................   15
         9.6.     Substitute Members............................................................................   15

ARTICLE X VESTING OF PERCENTAGE INTERESTS.......................................................................   15

         10.1.    Vesting of Managing Members' and E*Trade's Interests..........................................   15
         10.2.    Vesting of Other Non-Managing Members' and Additional Members' Interests......................   16

ARTICLE XI DISSOLUTION AND LIQUIDATION OF THE COMPANY...........................................................   16

         11.1.    Liquidation Procedures........................................................................   16

ARTICLE XII FINANCIAL ACCOUNTING AND REPORTS....................................................................   16

         12.1.    Tax Accounting and Reports....................................................................   16
         12.2.    Valuation of Securities and Other Assets Owned by the Company.................................   17
         12.3.    Supervision; Inspection of Books..............................................................   18
         12.4.    Confidentiality...............................................................................   18

ARTICLE XIII OTHER PROVISIONS...................................................................................   18

         13.1.    Execution and Filing of Documents.............................................................   18
         13.2.    Other Instruments and Acts....................................................................   18
         13.3.    Binding Agreement.............................................................................   18
         13.4.    Governing Law.................................................................................   18
         13.5.    Notices.......................................................................................   18
         13.6.    Power of Attorney.............................................................................   18
         13.7.    Amendment Procedure...........................................................................   19
         13.8.    Effective Date................................................................................   19
         13.9.    Entire Agreement..............................................................................   19
         13.10.   Titles; Subtitles.............................................................................   19
         13.11.   Company Name..................................................................................   19
         13.12.   Exculpation...................................................................................   19
         13.13.   Indemnification...............................................................................   19
         13.14.   Limitation of Liability of Members............................................................   20

                                      ii.

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         13.15.   Arbitration...................................................................................   20
         13.16.   Tax Matters Partner...........................................................................   20
         13.17.   Taxation as Company...........................................................................   21

ARTICLE XIV MISCELLANEOUS TAX COMPLIANCE PROVISIONS.............................................................   21

         14.1.    Substantial Economic Effect...................................................................   21
         14.2.    Income Tax Allocations........................................................................   22
         14.3.    Withholding...................................................................................   22

EXHIBIT A         Members' Capital Commitments and Percentage Interests

                                     iii.

                            E*Trade Ventures I, LLC
                     a Delaware Limited Liability Company



                              OPERATING AGREEMENT

          This Operating Agreement is entered into as of the 23rd day of September, 1999, by and among (i) Christos M. Cotsakos and Thomas A. Bevilacqua, as managing members (the "Managing Members"), and (ii) E*Trade Group, Inc. ("E*Trade") and each of the other persons whose names are set forth under the heading "Non-Managing Members" on Exhibit A attached hereto, as non-Managing Members (such persons and any additional non-Managing Member admitted after the date of this Agreement being referred to herein as the "Non-Managing Members"). The Managing Members and the Non-Managing Members are referred to herein collectively as the "Members."

          The Members have formed the Company by causing a Certificate of Formation (the "Certificate") conforming to the requirements of the Delaware Revised Limited Liability Company Act (the "Act") to be filed in the Office of the Secretary of State for the State of Delaware.


                                   ARTICLE I
                               NAME, PURPOSE AND
                          PRINCIPAL OFFICE OF COMPANY

          1.1. Name. The name of the Company is "E*Trade Ventures I, LLC." The affairs of the Company shall be conducted under such name or such other name as the Managing Members may, in their discretion, determine. E*Trade hereby grants the Company the right, at no cost, to use the "E*Trade" name for the term of the Company as set forth in Article II hereof.

          1.2. Agreement. In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may be amended from time to time. It is the express intention of the Members that this Agreement shall be the sole statement of agreement among them, and, except to the extent a provision of this Agreement expressly incorporates matters by express reference, this Agreement shall govern even when inconsistent with or different from the provisions of the Act or any other provision of law.

          1.3. Purpose; Powers.

               (a)  Purpose.  The primary purpose of the Company is to act as
                    -------
the general partner of E*Trade eCommerce Fund, L.P. (the "Fund").

               (b)  Powers. Subject to all of the terms and provisions hereof,
                    ------
the Company shall have all powers necessary, suitable or convenient for the accomplishment of the purpose of the Company, including, without limitation, the following:

                    (1) to purchase, sell, invest and trade in securities of every kind, including, without limitation, capital stock, limited partnership interests, bonds, notes, debentures, securities convertible into other securities, trust receipts and other obligations, instruments or evidences of indebtedness, as well as in rights, warrants and options to purchase securities;

                    (2) to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purposes of the Company, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Company asset or liability; the borrowing or lending of money and the securing of payment of any Company obligation by hypothecation or pledge of, or grant of a security interest in, Company assets; and the guarantee of or becoming surety for the debts of others; and

                    (3) otherwise to have all the powers available to it as a limited liability company under the Act.

          1.4. Registered Office and Agent. The initial address of the Company's registered office in Delaware is 15 East North Street, Dover, Wilmington, County of Kent, and its initial agent at such address for service of process is Incorporating Services Limited. The Managing Members may change the registered office and agent for service of process as they from time to time may determine.

          1.5. Principal Office. The principal office of the Company shall initially be located at 4500 Bohannon Street, Menlo Park, California 94025. The Managing Members may change the location of the principal office of the Company at any time.

          1.6. Definitions.

               (a)  Additional Members.  This term shall have the meaning
                    ------------------
ascribed to it in Paragraph 3.2.

               (b)  Affiliate.  With reference to any person, any other person
                    ---------
controlling, controlled by or under direct or indirect common control with such person.

               (c)  Agreement.  This Operating Agreement of E*Trade Ventures I,
                    ---------
LLC, a Delaware limited liability company.

               (d)  Assignee.  This term shall have the meaning ascribed to it
                    --------
in Paragraph 5.4.

               (e)  Bankruptcy.  A person or entity shall be deemed bankrupt if:
                    ----------

                                      2.

                    (1) any proceeding is commenced against such person or entity as "debtor" for any relief under bankruptcy or insolvency laws, or laws relating to the relief of debtors, reorganizations, arrangements, compositions or extensions and such proceeding is not dismissed within ninety (90) days after such proceeding has commenced, or

                    (2) such person or entity commences any proceeding for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, arrangements, compositions or extensions.

               (f)  Book Value.  This term shall have the meaning ascribed to it
                    ----------
in Paragraph 6.2(a).

               (g)  Capital Account.  This term shall have the meaning ascribed
                    ---------------
to it in Paragraph 6.2(b).

               (h)  Capital Commitment.  This term shall have the meaning
                    ------------------
ascribed to it in Paragraph 5.1.

               (i)  Capital Contribution.  This term shall have the meaning
                    --------------------
ascribed to it in Paragraph 5.1(b).

               (j)  Carry.  The Company's 20% carried interest in the income of
                    -----
the Fund.

               (k)  Certificate.  The Certificate of Formation of E*Trade
                    -----------
Ventures I, LLC, a Delaware limited liability company.

               (l)  Code.  The Internal Revenue Code of 1986, as amended from
                    ----
time to time (and any corresponding provisions of succeeding law).

               (m)  Defaulting Member.  This term shall have the meaning
                    -----------------
ascribed to it in Paragraph 5.4(a).

               (n)  Fiscal Quarter.  This term shall have the meaning ascribed
                    --------------
to it in Paragraph 6.2(c).

               (o)  Fiscal Year.  This term shall have the meaning ascribed to
                    -----------
it in Paragraph 6.2(d).

               (p)  Management Fee.  The management fee receivable by the
                    --------------
Company from the Fund.

               (q)  Net Income or Net Loss.  This term shall have the meaning
                    ----------------------
ascribed to it in Paragraph 6.2(e).

               (r)  Percentage Interest.  This term shall have the meaning
                    -------------------
ascribed to it in Paragraph 6.2(f).

                                      3.

               (s)  Sale or Exchange.  This term shall have the meaning ascribed
                    ----------------
to it in Paragraph 6.2(g).

               (t)  Securities Act.  The Securities Act of 1933, as amended from
                    --------------
time to time.

               (u)  Securities. Securities of every kind and nature and rights
                    ----------
and options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including interests in partnerships, joint ventures, proprietorships and other business entities.

               (v)  TMP.  This term shall have the meaning ascribed to it in
                    ---
Paragraph 13.16.

               (w)  Termination Date.  This term shall have the meaning ascribed
                    ----------------
to it in Paragraph 2.1.

               (x)  Treasury Regulations.  The Income Regulations promulgated
                    --------------------
under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).


                                  ARTICLE II
                      TERM AND TERMINATION OF THE COMPANY

          2.1. Term. The term of the Company shall continue until one (1) year after the dissolution of the Fund unless sooner terminated as provided in Paragraph 2.2 or by operation of law or extended as provided in Paragraph 2.3. The last day of the term of the Company, as such may be extended as provided herein, is referred to herein as the "Termination Date."

          2.2. Termination. The Company shall terminate prior to the end of the period specified in Paragraph 2.1 at the election of the Managing Members. The Managing Members shall deliver notice of such termination to the Non-Managing Members.

          2.3. Extension of Term. The term of the Company may be extended by the Managing Members. The Managing Members shall provide notice of any such extension to the Non-Managing Members.


                                  ARTICLE III
                    INITIAL MEMBERS; CHANGES IN MEMBERSHIP

          3.1. Name and Address. The persons listed on Exhibit A are hereby admitted as Members of the Company. Exhibit A shall be amended from time to time to reflect changes in the membership of the Company (including the admission of Additional Members). Any such amended Exhibit A shall supersede all prior Exhibit A's and become part of this Agreement and shall be kept on file at the principal office of the Company.

                                      4.

          3.2. Admission of Additional Members. Persons may be admitted to the Company as additional members ("Additional Members") on such terms and conditions as shall be determined by the Managing Members, in their sole discretion. Each Additional Member shall be admitted only if he shall have executed this Agreement or an appropriate amendment to it in which he agrees to be bound by the terms and provisions of this Agreement as they may be modified by that amendment. Admission of a new Member shall not cause the dissolution of the Company.

          3.3. Death, Disability or Withdrawal of a Managing Member.

               (a) In the case of a Managing Member's death, permanent physical or mental disability or withdrawal from the Company, the Company shall not dissolve or terminate, but its business shall be continued without interruption or without any break in continuity by the remaining Members, with the remaining Managing Member continuing to serve as the sole Managing Member unless he appoints an additional Managing Member, in his sole discretion. Any deceased, disabled or withdrawn Managing Member (or the holder of his interest) shall become a Non-Managing Member, and the interest of such Managing Member shall become a Non-Managing Member's interest. Such former Managing Member or the holder of such interest shall have no right to participate in the management of the Company and no right to consent to or vote upon any matter, except as provided in Paragraph 13.7.

               (b) If such change in the former Managing Member's status shall result in multiple ownership of any Non-Managing Member's interest, one or more trustees or nominees may be required to be designated to represent a portion of or the entire Non-Managing Member's interest for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising all rights which such Non-Managing Member has pursuant to the provisions of this Agreement.

          3.4. Withdrawal of a Member.

               (a) Except with the consent of the Managing Members, the interest of a Member may not be withdrawn from the Company in whole or in part except in the event of the death or declaration of legal incompetency of such Member and in such event only if the election to withdraw is given by the personal representative or representatives of such Member in writing to the Managing Members within three (3) months after the date of the appointment of such personal representative or representatives, or within six (6) months from the date of death or declaration of legal incapacity of such Member, whichever is earlier. In the event of such election to withdraw, the interest of such Member shall be withdrawn in its entirety and shall be valued as of the date of withdrawal pursuant to the provisions of Paragraph 12.2 and paid for in the manner hereinafter provided by this paragraph. The Managing Members shall be entitled, in their sole discretion, to make the distribution in respect of the interest of the withdrawing Member in cash, in kind or pursuant to a promissory note due upon termination of the Company, or in any combination thereof. If any distribution is to be made in kind and if such distribution cannot be made in full because of restrictions on the transfer of Securities or for any other reason, distribution may be delayed until an effective transfer and distribution may be made, and Securities that will be transferred in respect of the withdrawing Member's interest shall be designated. Such designated Securities will nevertheless be subject to the full right and power of the

                                      5.

Managing Members to deal with them in the best interests of the Company, including the right to substitute other Securities of equivalent value.

               (b) In the event of the withdrawal of any Member pursuant hereto, the Percentage Interests and Capital Accounts of the withdrawing Member and the remaining Members shall be appropriately adjusted, including any adjustments required as a result of any vesting provisions applicable to the withdrawing Member's interest.

               (c) The withdrawal of a Member shall not be cause for dissolution of the Company.

                                  ARTICLE IV
                      MANAGEMENT, DUTIES AND RESTRICTIONS

          4.1. Management. The Managing Members shall have the sole and exclusive control of the management and conduct of the affairs of the Company. Any action shall, unless otherwise specified by the Managing Members, require approval of both Managing Members (or the sole remaining Managing Member). The right, power and authority of the Managing Members to carry on the affairs of the Company and to do any and all acts on behalf of the Company shall, subject to any specific limitations set forth in this Agreement and the Limited Partnership Agreement of the Fund, include without limitation the following:

               (a) To cause the Company to perform the duties and exercise the rights of the general partner of the Fund.

               (b) To purchase, hold, sell or otherwise effect transactions in Securities (whether marketable or unmarketable) and other investments of the Company.

               (c)  To incur indebtedness on behalf of the Company and the Fund.

               (d) To guarantee indebtedness on behalf of the Company and the Fund.

               (e) To loan money to any of the Members upon such terms and conditions as the Managing Members may prescribe.

               (f) To deposit or hold Securities and other assets of the Company in the Company's name or in such street or nominee names as may be determined from time to time by the Managing Members, at such securities firms, banks or depositories as shall be designated by the Managing Members. All withdrawals therefrom or directions with respect thereto shall be made on the signature of either Managing Member.

               (g) To provide management services or to designate an entity or entities to manage the Fund and to receive fees from the Fund and to enter into an agreement or agreements with such an entity or entities upon such terms and conditions as the Managing Members shall deem appropriate for the management of the Fund. Such an agreement or agree-

                                      6.

ments may be entered into with firms or business entities controlled by or comprised of either or both Managing Members or an Affiliate of either or both Managing Members.

               (h) Generally, to perform all acts deemed by the Managing Members appropriate or incidental to the foregoing and to carry out the purposes and business of the Company and the Fund.

          4.2. Conversion of Status as Managing Member. Any Managing Member who has become a Non-Managing Member shall not participate in the control, management and direction of the business of the Company or the Fund.

          4.3. Liability of Members to the Company and the Other Members. No Member shall be liable to any other Member for honest mistakes in judgment or for action or inaction taken in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company; provided that such employee, broker or agent was selected, engaged or retained with reasonable care. Each Managing Member and, with the consent of the Managing Members, a Non-Managing Member, may consult with counsel and accountants on matters relating to Company affairs and shall be fully protected and justified in acting in accordance with the advice of counsel or accountants, provided that such counsel or accountants shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Paragraph 4.3 shall not be construed so as to relieve (or attempt to relieve) any person of any liability incurred (i) as a result of recklessness or intentional wrongdoing, or (ii) to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, provided that this Paragraph 4.3 shall be construed so as to effectuate the provisions hereof to the fullest extent permitted by law.

          4.4. Restrictions on the Members.

               (a) Except with the consent of the Managing Members or as otherwise specifically permitted by this Agreement, no Member shall mortgage, encumber, pledge or otherwise dispose of his or her interest in the Company or in the Company's assets or property or enter into any agreement as a result of which any other person shall have rights as a Member of the Company.

               (b) No Member may buy from or sell to the Company any Securities without the prior written consent of the Managing Members except purchases or sales explicitly permitted by this Agreement.

               (c) No Member shall do any act in contravention of this Agreement or the Fund's Limited Partnership Agreement.

          4.5. Additional Restrictions on Non-Managing Members.

               (a) The Non-Managing Members shall take no part in the control or management of the affairs of the Company nor shall Non-Managing Members have any power or

                                      7.

authority to act for or on behalf of the Company as a result of this Agreement except as expressly authorized from time to time by the Managing Members.

               (b) Except as otherwise required by law or as expressly provided herein, the Non-Managing Members shall have no rights to vote, call meetings of the Members or otherwise exercise any similar rights or powers.

          4.6. Officers. The Managing Members may appoint such officers of the Company as they shall deem advisable and shall have the discretion to remove any officers at any time.

                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS

          5.1. Capital Commitments and Membership Interests of the Members. Set forth opposite the name of each Member listed on Exhibit A attached hereto is such Member's "Capital Commitment" to the Company and its resulting percentage membership interest in the Company ("Percentage Interest"). Each Member's Capital Commitment represents the aggregate amount of capital that such Member has agreed to contribute to the Company in accordance with the terms hereof in order to fund the Company's capital commitment to the Fund.

               (a) In the event that the capital commitment of the Company to the Fund is increased, the Capital Commitments of the Members shall be increased in an amount, in the aggregate, equal to such increased obligation to the Fund. Such aggregate increased commitment shall be shared between the Members in proportion to their Capital Commitments.

               (b) The Managing Members shall provide at least twelve (12) business days' prior written notice of any required contribution to the capital of the Company, specifying the amount thereof. The Members shall make their contributions to the Company's capital in cash, except as otherwise determined by the Managing Members. No Member shall be required to contribute any amount in excess of such Member's Capital Commitment (as such Capital Commitment may be increased pursuant to subparagraph (a)) without such Member's written consent. Any capital contributions hereunder with respect to the Capital Commitments of the Members (each a "Capital Contribution") shall be made in such amount as shall be specified by the Managing Members and any such contributions required hereunder shall be in proportion to the Members' respective Capital Commitments.

               (c) In addition to the Capital Commitments set forth on Exhibit A, E*Trade shall make Capital Contributions (up to a maximum of $250,000) to fund any excess of the Company's operating expenses in excess of the Management Fee. E*Trade's Percentage Interest shall not be increased as a result of such Capital Contributions.

          5.2. Liability of the Members.

               (a) Except as expressly set forth herein, or as otherwise required by law, no Member shall be liable for any debts or obligations of the Company.

                                      8.

               (b) Each Member acknowledges the obligation of the Company pursuant to the Limited Partnership Agreement of the Fund to contribute to the capital of the Fund cash or Securities to satisfy the Company's "clawback" obligation to the Fund. Each Member agrees that, in the event the Company is required to make a "clawback" payment pursuant to the Limited Partnership Agreement of the Fund, he or she will return any or all distributions made to him or her pursuant to this Agreement attributable to the Company's carried interest in the Fund as may be required to satisfy such obligation, with each Member being severally (but not jointly) liable, in proportion to their respective shares in such distributions.

          5.3. Liability of Transferees. For purposes of this Agreement, any transferee of an interest in the Company, whether or not admitted as a substitute Member or treated as a transferee or successor in interest who has not been admitted as a substitute Member (an "Assignee") hereunder, shall be treated as having contributed the amounts contributed to the Company by the transferor, as having received distributions made to the transferor, and as having been allocated any Net Income or Net Loss allocated to the transferor of the interest in the Company held by the transferee. In addition, the transferee shall be liable for the transferor's liability for future contributions to the Company. Notwithstanding the above, the transfer of an interest shall not relieve the transferor from any liability hereunder except to the extent that the transferee has actually made all contributions or payments required of the transferor.

          5.4. Defaulting Members.

               (a) If a Non-Managing Member fails to pay any amount which it is required to pay to the Company on or before the date when such amount is due and payable, such Non-Managing Member shall be deemed to be in default hereunder (a "Defaulting Member"), and written notice of default shall be given to such Non-Managing Member by the Managing Members. The Company shall be entitled to enforce the obligations of each Non-Managing Member to make the contributions to capital specified in this Agreement, and the Company shall have all remedies available at law or in equity in the event any such contribution is not so made. In the event of any legal proceedings relating to a default by a Defaulting Member, such Defaulting Member shall pay all costs and expenses incurred by the Company, including attorneys' fees, if the Company shall prevail. Further, such Defaulting Member shall be obligated to pay the Company interest with respect to the amount of any capital contribution not made when required by this Agreement, with such interest commencing on the date such contribution is initially due and ending on the date such contribution is made to the Company. Such interest shall be calculated on the basis of the then current reference rate announced by Wells Fargo Bank, N.A., or by any other U.S. commercial bank with capital in excess of Five Hundred Million Dollars ($500,000,000) selected by the Managing Members, plus two percent (2%) per annum.

               (b) In addition to the remedies provided under Paragraph 5.4(a), if the Defaulting Member does not remedy a default in the payment of a required contribution within ten (10) business days of the receipt of the notice specified in Paragraph 5.4(a): (i) the Defaulting Member shall no longer have the right (if any) to vote on any Company matter, and (ii) if the Managing Members so elect, the other Members shall have the option to pay the remaining capital contributions of the Defaulting Member in accordance with any procedures and in such proportions as may be established by the Managing Members. In such event, such

                                      9.

Defaulting Member shall be deemed to have withdrawn from the Company and to have forfeited its interest in the Net Income and Net Losses of the Company. Such Defaulting Member shall be entitled to receive only the amount of its Capital Account at the time of the default, with such amount payable, without interest, to the Defaulting Member upon the dissolution of the Company.

                                  ARTICLE VI
                       CAPITAL ACCOUNTS AND ALLOCATIONS

          6.1. Capital Accounts. A Capital Account shall be maintained on the Company's books for each Member. In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          6.2. Definitions. Unless the context requires otherwise, the following terms have the meanings specified below for purposes of this Agreement:

               (a)  Book Value.  The Book Value with respect to any asset shall
                    ----------
be the asset's adjusted basis for federal income tax purposes, except as follows:

                    (1) The initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time of contribution, as determined by the contributing Member and the Company.

                    (2) In the discretion of the Managing Members, the Book Values of all Company assets may be adjusted to equal their respective fair market values, as determined by the Managing Members, and the amount of such adjustment shall be treated as Net Income or Net Loss and allocated to the Capital Accounts of the Members, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; and (B) the distribution by the Company to a Member of more than a de minimis amount of Company assets in connection with an adjustment of such Member's interest in the Company.

                    (3) The Book Values of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Managing Members, and the amount of such adjustment shall be treated as Net Income or Net Loss and allocated to the Capital Accounts of the Members, as of the following times: (A) the date the Company is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (B) the termination of the Company pursuant to the provisions of this Agreement.

                    (4) The Book Values of the Company's assets shall be increased or decreased to the extent required under Treasury Regulation
     Section 1.704-1(b)(2)(iv)(m) in the event that the adjusted tax basis of the Company's assets is adjusted pursuant to Code Section 732, 734 or 743.

                                      10.

                    (5) The Book Value of a Company asset shall be adjusted by the depreciation, amortization or other cost recovery deductions, if any, taken into account by the Company with respect to such asset in computing Net Income or Net Loss.

               (b)  Capital Account. An account maintained by the Company with
                    ---------------
respect to each Member in accordance with the following provisions:

          The Capital Account of each Member shall be increased by:
                                                      ---------

     (1) the amount of money and the fair market value of any property contributed to the Company by such Member (in the case of a contribution of property, net of any liabilities secured by such property that the Company is considered to assume or hold subject to for purposes of Section 752 of the Code),

     (2) such Member's share of Net Income (or items thereof) allocated to his Capital Account pursuant to this Agreement, and

     (3) any other amounts required by Treasury Regulation Section 1.704-1(b), provided the Managing Member determines that such increase is consistent with the economic arrangement among the Members as expressed in this Agreement.

and shall be decreased by:
             ---------

     (A) the amount of money and the fair market value of any property distributed by the Company (determined pursuant to Paragraph 12.2 hereof as of the date of distribution) to such Member pursuant to the provisions of this Agreement (net of any liabilities secured by such property that such Member is considered to assume or hold subject to for purposes of Section 752 of the Code),

     (B) such Member's share of or Net Loss (or items thereof) allocated to his Capital Account pursuant to this Agreement, and

     (C) any other amounts required by Treasury Regulation Section 1.704-1(b), provided the Managing Member determines that such decrease is consistent with the economic arrangement among the Members as expressed in this Agreement.

               (c)  Fiscal Quarter. The Fiscal Quarters of the Company shall
                    --------------
begin on January l, April 1, July 1 and October 1, and end on March 31, June 30, September 30 and December 31, respectively, except that the Company's first Fiscal Quarter shall begin on the date of this Agreement and end on the next regular quarterend.

               (d)  Fiscal Year. The Company's first Fiscal Year shall begin on
                    -----------
the date of this Agreement and end on December 31, 1999. Thereafter, the Company's Fiscal Year shall commence on January 1 of each year and end on December 31 of such year or, if earlier, the date the Company terminated during such year. The Managing Members may at any time elect a different Fiscal Year if permitted by the Code and the applicable Treasury Regulations.

                                      11.

               (e)  Net Income and Net Loss. The net book income or loss of the
                    -----------------------
Company for any relevant period, as computed in accordance with federal income tax principles and as adjusted pursuant to the following provisions, under the method of accounting elected by the Company for federal income tax purposes. The Net Income or Loss of the Company shall be computed, inter alia, by:

                    (1) including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for federal income tax purposes;

                    (2) including as a deduction when paid or incurred (depending on the Company's method of accounting) any amounts utilized to organize the Company or to promote the sale of (or to sell) an interest in the Company, except that amounts for which an election is properly made by the Company under Section 709(b) of the Code shall be accounted for as provided therein;

                    (3) including as a deduction any losses incurred by the Company in connection with the sale or exchange of property notwithstanding that such losses may be disallowed to the Company for federal income tax purposes under the related party rules of Code Section 267(a)(1) or 707(b); and

                    (4) calculating the gain or loss on disposition of Company assets and the depreciation, amortization or other cost recovery deductions, if any, with respect to the Company's assets by reference to their Book Value rather than their adjusted tax basis.

               (f)  Percentage Interest. The Percentage Interest for each Member
                    -------------------
shall generally be as set forth on Exhibit A, as it may be amended from time to time, and shall generally be determined by dividing the amount of each Member's Capital Commitment by the sum of the Capital Commitments of all of the Members (except as otherwise specifically provided in this Agreement). The sum of the Members' Percentage Interests shall be one hundred percent (100%).

               (g)  Sale or Exchange. A sale, exchange, liquidation or similar
                    ----------------
transaction, event or condition with respect to any assets (except realizations of purchase discounts on commercial paper, certificates of deposit or other money-market instruments) of the Company of the type that would cause any realized gain or loss to be recognized for income tax purposes under the Code (as determined without giving effect to the related party rules of Code Sections 267(a)(1) and 707(b)).

          6.3. Allocation of Net Income or Loss.

               (a) All Net Income or Loss of the Company attributable to the Company's investment in the Fund shall be allocated among the Members in proportion to their Percentage Interests.

               (b) All Net Income or Loss attributable to the Company's Carry shall be allocated among the Members in proportion to their Percentage Interests; provided that the

                                      12.

Managing Members may, in their discretion, determine to allocate up to 20% of E*Trade's allocable share of the Net Income attributable to the Carry realized in a particular year to other Members. The Managing Members shall make any determination to make such an allocation within two months after the end of each Fiscal Year.

               (c) All Net Income or Loss attributable to the Company's operations shall be allocated entirely to E*Trade. For this purpose, Net Income or Loss attributable to the Company's operations shall mean the Management Fee received by the Company reduced by all expenses of the Company other than expenses directly attributable to the Company's investment in the Fund or the Company's Carry, as determined by the Managing Members, in their discretion.

                                  ARTICLE VII
                                   EXPENSES

          The Company will pay all costs and expenses incurred in connection with its activities. The Members shall be entitled to reimbursement by the Company for expenses incurred by them relating to the Company's business, as determined by the Managing Members in their discretion.

                                 ARTICLE VIII
                                 DISTRIBUTIONS

          8.1. Interest. No interest shall be paid to any Member on account of his interest in the capital of, or on account of his investment in, the Company.

          8.2. Mandatory Distributions. Promptly upon receipt of any tax distributions from the Fund, the Managing Members shall distribute such tax distributions to the Members in proportion to their interests in the taxable income of the Company for the period to which such distributions relate.

          8.3. Discretionary Distributions. The Managing Members may in their discretion make additional distributions of cash or Securities among the Members (not including any Defaulting Members).

               (a) The distribution pursuant to this Paragraph 8.3 shall be made among the Members as follows (with the source of a particular distribution being in the discretion of the Managing Members):

                    (1) To E*Trade to the extent attributable to any excess of the Management Fee received over the Company's operating expenses (taking into account as current or projected expenses any payments of compensation to the Managing Members for their management of the Company if they are no longer employed by E*Trade).

                                      13.

                    (2) Among the Members in proportion to their respective shares of the cumulative amount of undistributed Net Income attributable to the Company's Carry to the extent made from such undistributed Net Income.

                    (3) Among the Members in proportion to their respective shares of the cumulative amount of undistributed Net Income attributable to the Company's investment in the Fund to the extent made from such undistributed Net Income.

                    (4) Among the Members in proportion to their Capital Contributions to the extent constituting a return of capital.

               (b) Immediately prior to any distribution in kind of Securities (or other assets) pursuant to any provision of this Agreement, the difference between the fair market value and the Book Value of any Securities (or other assets) distributed shall be allocated to the Capital Accounts of the Members as Net Income or Net Loss pursuant to Article VI.

               (c)  Securities distributed in kind pursuant to this Paragraph
8.3 shall be subject to such conditions and restrictions as the Managing Members determine are legally required.

                                  ARTICLE IX
                 ASSIGNMENT OR TRANSFER OF MEMBERS' INTERESTS

          9.1. Restrictions on Transfer of Members' Interests. No Member may sell, assign, pledge, mortgage or otherwise dispose of all or any portion of his interest in the Company without the consent of the Managing Members.

          9.2. Opinion of Counsel. Notwithstanding any other provision of this Agreement, no transfer or other disposition of an interest in the Company shall be permitted until the Managing Members shall have received, or waived receipt of, an opinion of counsel reasonably satisfactory to them that the effect of such transfer or disposition would not:

               (a)  result in a violation of the Securities Act;

               (b) require the Company to register as an investment company under the Investment Company Act of 1940, as amended;

               (c) require the Company or the Fund to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

               (d) result in a termination of the Company for tax purposes, if such termination would have a material adverse effect on the Members;

               (e) result in a violation of any law, rule or regulation by the Members or the Company;

                                      14.

                (f) cause the Company to be characterized as a "publicly traded partnership" (within the meaning set forth in Sections 512, 7704(b) and 469(k) of the Code) or materially increase the risk that the Company will be so characterized.

          Such legal opinion shall be provided to the Managing Members by the Company's counsel. All costs associated with such opinion shall be borne by the transferring Member.

          9.3. Violation of Restrictions. In the event of any purported transfer or other disposition of any Member's interest in the Company in violation of the provisions of this Article IX, without limiting any other rights of the Company, the Managing Members shall have the option, in their sole discretion, to treat the Member as having withdrawn from the Company and to purchase or cause the Company to purchase such Member's interest for cash at a price equal to the value thereof determined by the Managing Members as of a date selected by them. In the event of purchase, the terminated Member's and the remaining Members' interests in the Company shall be appropriately adjusted, and the subject Member (and his purported transferee) shall have no further interest in the Company except to receive the purchase price, if any, for his interest as determined by the Managing Members. Such option must be exercised, if at all, by written notice to the affected Member (or his successor(s) in interest) given not later than ninety (90) days after the Managing Members are advised in writing of the purported transfer or disposition, and the purchase or withdrawal shall be consummated on the date specified in such notice, which shall not be later than sixty (60) days after it is given.

          9.4. Agreement Not to Transfer. Each of the Members agrees with all other Members that he, she or it will not make any disposition of his, her or its interest in the Company, except as permitted by the provisions of this
Article IX.

          9.5. Multiple Ownership. In the event of any disposition which shall result in multiple ownership of any Member's interest in the Company, the Managing Members may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all rights which the transferor as a Member had pursuant to the provisions of this Agreement.

          9.6. Substitute Members. No transferee of a Member's interest may be admitted to the Company as a substitute Member without the consent of the Managing Members, which consent shall be subject to the sole discretion of the Managing Members and shall not be subject to challenge by any transferor or transferee.

                                   ARTICLE X
                        VESTING OF PERCENTAGE INTERESTS

          10.1. Vesting of Managing Members' and E*Trade's Interests. The Managing Members' and E*Trade's interests in the Company shall be one hundred percent (100%) vested as of the date hereof.

                                      15.

          10.2. Vesting of Other Non-Managing Members' and Additional Members' Interests. The interest in the Company of any Non-Managing Member (other than E*Trade) and of any Additional Member shall vest in accordance with a vesting schedule (if any) established by the Managing Members for such other Non-Managing Member or Additional Member. Any amounts allocated Non-Managing Members or Additional Members that, for any reason, do not vest shall revert to the Members whose interest in such amounts were diluted by the original allocation of such amounts to such Non-Managing Member or Additional Member.

                                  ARTICLE XI
                  DISSOLUTION AND LIQUIDATION OF THE COMPANY

          11.1. Liquidation Procedures. Upon termination of the Company in accordance with Article II:

                (a) The affairs of the Company shall be wound up and the Company shall be dissolved. The Managing Members shall serve as the liquidators.

                (b) Distributions in dissolution may be made in cash or in kind or partly in cash and partly in kind.

                (c) The Managing Members shall use their best judgment as to the most advantageous time for the Company to sell investments or to make distributions in kind provided that any such sales shall be made as promptly as is consistent with obtaining the fair value thereof.

                (d) The proceeds of dissolution shall be applied to payment of liabilities of the Company and distributed to the Members in the following order:

                    (1) to the creditors of the Company in the order of priority established by law;

                    (2) to the Members, in respect of the positive balances in their Capital Accounts, after all Net Income or Net Loss arising upon the liquidation (including amounts arising in connection with a distribution of Securities) has been allocated among the Members.

                                  ARTICLE XII
                       FINANCIAL ACCOUNTING AND REPORTS

          12.1. Tax Accounting and Reports. The Managing Members shall cause the Company's tax return and IRS Form 1065, Schedule K-1, to be prepared and delivered in a timely manner to the Non-Managing Members (but in no event later than ninety (90) days after the close of each of the Company's Fiscal Years).

                                      16.

          12.2. Valuation of Securities and Other Assets Owned by the Company.

                (a) Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be at fair market value. In determining the value of the interest of any Member or in any accounting between the Members, no value shall be placed on the goodwill or the name of the Company. Upon dissolution of the Company, the Company's name and any goodwill associated with the name shall be distributed to E*Trade.

                (b) The following criteria shall be used for determining the fair market value of Securities.

                    (1) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A) If traded on one (1) or more securities exchanges or traded on NASDAQ, the value of each Security shall be deemed to be the Security's closing price as reported in the Wall Street Journal or
                                                          -------------------
          another nationally recognized publication or service that reports such data for the valuation date.

                         (B) If actively traded over-the-counter (but not on NASDAQ), the value shall be deemed to be the closing bid price of such Security on the valuation date.

                         (C) If there is no active public market, the Managing Members shall make a determination of the fair market value on the valuation date, taking into consideration developments concerning the issuing company subsequent to the acquisition of its Securities, the pricing of other private placements of Securities by the issuer, the price of the Securities of other companies comparable to the issuer, any financial data and projections of the issuing company provided to the Managing Members and such other factor or factors as the Managing Members may deem relevant.

                    (2) In the case of Securities subject to legal or contractual restrictions on free marketability, appropriate adjustments to the value determined under Paragraph 12.2(b)(1) above shall be made to reflect the effect of the restrictions on transfer.

                    (3) The value of the Company's interest in the Fund shall be the fair market value of the Company's interest in the Securities (and other assets) of the Fund.

                    (4) If the Managing Members in good faith determine that, because of special circumstances, the valuation methods set forth in this Paragraph 12.2 do not fairly determine the value of a Security, the Managing Members shall make such adjustments or use such alternative valuation method as they deem appropriate.

                                      17.

          12.3. Supervision; Inspection of Books. Proper and complete books of account of the affairs of the Company shall be kept under the supervision of the Managing Members at the principal office of the Company. Such books shall be open to inspection by a Non-Managing Member, at any reasonable time, upon reasonable notice, during normal business hours.

          12.4. Confidentiality. All information provided to Non-Managing Members under this Article XII shall be used by Non-Managing Members in furtherance of their interests as Non-Managing Members and, subject to disclosures required by applicable law, each Non-Managing Member hereby agrees to maintain the confidentiality of such financial statements and other information provided to Non-Managing Members hereunder.

                                 ARTICLE XIII
                               OTHER PROVISIONS

          13.1. Execution and Filing of Documents. The Managing Members shall execute and file a Certificate conforming to the requirements of the Act in the office of the Secretary of State for the State of Delaware and shall execute a fictitious business name statement and file or cause such statement to be filed if required by Delaware law.

          13.2. Other Instruments and Acts. The Members agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Company.

          13.3. Binding Agreement. This Agreement shall be binding upon the transferees, successors, assigns and legal representatives of the Members.

          13.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within Delaware.

          13.5. Notices. Any notice or other communication that a Member desires to give to another Member shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States mail box, by registered or certified mail, postage prepaid, or upon transmission by telegram or telecopy, addressed to the other Member at the address shown in the exhibits attached to this Agreement or at such other address as a Member may designate by fifteen (15) days' advance written notice to the other Members.

          13.6. Power of Attorney. By signing this Agreement, each Non-Managing Member designates and appoints each of the Managing Members as its true and lawful attorney, in its name, place and stead to make, execute, sign and file such instruments, documents or certificates that may from time to time be required of the Company by the laws of the United States of America, the laws of the State of Delaware or any other state in which the Company shall conduct its investment activities in order to qualify or otherwise enable the Company to conduct its affairs in such jurisdictions; provided, however, that in no event shall the Managing Members be deemed to have the authority under this Paragraph
13.6 to take any action that would result in any Non-Managing Member losing the limitation on liability afforded hereunder.

                                      18.

          13.7. Amendment Procedure. This Agreement (and any exhibits to this Agreement) may be amended only with the written consent of the Managing Members. No amendment shall, however, (i) enlarge the obligations of any Member under this Agreement without the written consent of such Member, (ii) dilute the relative interest of any Member in the Net Income, Net Loss, distributions or capital of the Company without the written consent of such Member (except such dilution as may result from additional capital contributions from the Members or the admission of Additional Members as specifically permitted pursuant to this Agreement or as a result of a termination or withdrawal of a Non-Managing Member), or (iii) alter or waive the terms of this Paragraph 13.7 or Paragraphs
13.14 and 13.17. The Managing Members shall promptly furnish copies of any amendments to this Agreement and the Company's Certificate to all Members.

          13.8. Effective Date. This Agreement shall be effective on the date set forth in the first paragraph of this Agreement.

          13.9. Entire Agreement. This Agreement constitutes the entire agreement of the Members and supersedes all prior agreements between the Members with respect to the Company.

          13.10. Titles; Subtitles. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

          13.11. Company Name. The Company shall have the exclusive ownership and right to use the Company name (and any name under which the Company shall elect to conduct its affairs) as long as the Company continues.

          13.12. Exculpation. Neither the Managing Members nor their Affiliates shall be liable to a Non-Managing Member or the Company for honest mistakes of judgment, for action or inaction taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, for losses due to such mistakes, action or inaction, or to the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, the Managing Members or their Affiliates provided that such employee, broker or agent was selected, engaged or retained and supervised with reasonable care, provided that this Paragraph 13.12 shall not extend to any action which constitutes fraud, willful misconduct or gross negligence. The Managing Members may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Paragraph 13.12 and of Paragraph 13.13 hereof shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 13.12 and of Paragraph 13.13 to the fullest extent permitted by law.

          13.13. Indemnification. The Company agrees to indemnify, out of the assets of the Company only, the Managing Members and their Affiliates (and their agents), to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) reason-

                                      19.

able fees, costs, and expenses paid in connection with or resulting from any claim, action or demand against the Managing Members, their Affiliates or any agent thereof, the Company or their agents that arise out of or in any way relate to the Company, its properties, business or affairs and (b) such claims, actions and demands and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct not undertaken in good faith nor to any fraud, willful misconduct or gross negligence. Any person receiving an advance with respect to expenses shall be required to agree to return such advance to the Company in the event it is subsequently determined that such person was not entitled to indemnification hereunder. Any indemnified party shall promptly seek recovery under any other indemnity or any insurance policies by which such indemnified party may be indemnified or covered or from any portfolio company in which the Company has an investment, as the case may be. No payment or advance may be made to any person under this Paragraph 13.13 to any person who may have a right to any other indemnity (by insurance or otherwise) unless such person shall have agreed, to the extent of any other recovery, to return such payments or advances to the Company.

          13.14. Limitation of Liability of Members. Except as otherwise expressly provided herein or as required by Delaware law, no Member shall be bound by, nor be personally liable for, the expenses, liabilities or obligations of the Company in excess of the balance of such Member's Capital Commitment to the Company.

          13.15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Francisco, California, in accordance with the rules, then obtaining, of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties. A judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          13.16. Tax Matters Partner. Thomas A. Bevilacqua shall be the Company's Tax Matters Partner under the Code ("TMP"). The TMP shall have the right to resign by giving thirty (30) days' written notice to the Members. Upon the resignation, dissolution or Bankruptcy of the TMP, a successor TMP shall be elected by a majority in interest of the other Members. The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service ("IRS") and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such, and all expenses incurred by the TMP in serving as the TMP, shall be Company expenses and shall be paid by the Company. Notwithstanding the foregoing, it shall be the responsibility of the Members, at their expense, to employ tax counsel to represent their respective separate interests. If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in his sole discretion, seek reimbursement from or charge such fees and expenses to the Members on whose behalf such fees and expenses were incurred. The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish a copy of each notice or other communication received by the TMP from the IRS to each Member, except such notices or communications as are sent directly to such Member by the IRS. The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform his duties as TMP in such manner as will serve the

                                      20.

best interests of the Company and all of the Company's Members. To the fullest extent permitted by law, the Company agrees to indemnify the TMP and his agents and save and hold them harmless from and in respect to all (i) reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Managing Members or the Company that arise out of or in any way relate to the TMP's status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken in good faith to promote the best interests of the Company or (ii) to have constituted recklessness or intentional wrongdoing by the TMP.

          13.17. Taxation as Company. The Managing Members, while serving as such, agree to use their best efforts to avoid taking any action that would cause the Company to be classified as other than a partnership for federal income tax purposes.

                                  ARTICLE XIV
                    MISCELLANEOUS TAX COMPLIANCE PROVISIONS

          14.1. Substantial Economic Effect. The provisions of this Agreement are intended to comply generally with the provisions of Treasury Regulation
Section 1.704-1, and shall be interpreted and applied in a manner consistent with such Regulations; and, to the extent the subject matter thereof is otherwise not addressed by this Agreement, the provisions of Treasury Regulations Section 1.704-1 are hereby incorporated by reference unless the Managing Members shall determine that such incorporation will result in economic consequences inconsistent with the economic arrangement among the Members as expressed in this Agreement. In the event the Managing Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed or allocated or the manner in which distributions and contributions upon liquidation (or otherwise) of the Company (or any Member's interest therein) are effected in order to comply with such Regulations and other applicable tax laws, or to assure that the Company is treated as a partnership for tax purposes, or to achieve the economic arrangement of the Members as expressed in this Agreement, then, notwithstanding anything in this Agreement to the contrary, the Managing Members may make such modification, provided that it is not likely to have a material detrimental effect on the tax consequences and total amounts distributable to any Non-Managing Member pursuant to Articles VIII and XI as applied without giving effect to such modification. The Managing Members shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes pursuant to this Agreement, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (such as the incurrence of nonrecourse indebtedness) might otherwise cause the allocations under this Agreement not to comply with Treasury Regulations Section 1.704, provided in each case that the Managing Members determine that such adjustments or modifications shall not result in economic consequences inconsistent with the economic arrangement among the Members as expressed in this Agreement.

                                      21.

          14.2. Income Tax Allocations.

                (a) Except as otherwise provided in this paragraph or as otherwise required by the Code and the rules and Treasury Regulations promulgated thereunder, income, gain, loss, deduction, or credit of the Company for income tax purposes shall be allocated in the same manner the corresponding book items are allocated pursuant to this Agreement.

                (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company shall, solely for tax purposes, be allocated between the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value.

                (c) In the event the Book Value of any Company asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

          14.3. Withholding.

          The Company shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the Company to withhold or make payments to any governmental authority with respect to any federal, state, local or other jurisdictional tax liability of such Member arising as a result of such Member's interest in the Company. Any such withholding payment shall be charged to the Member's Capital Account.



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                                      22.

          IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above written.

                                             MANAGING MEMBERS

                                             /s/ CHRISTOS M. COTSAKOS
                                             __________________________________
                                             Christos M. Cotsakos

                                             /s/ THOMAS A. BEVILACQUA
                                             __________________________________
                                             Thomas A. Bevilacqua



                                             NON-MANAGING MEMBER

                                             E*Trade Group, Inc.


                                             By: /s/ THOMAS A. BEVILACQUA
                                                -------------------------------

                                             Title:____________________________

                                      23.

                                   EXHIBIT A

                         MEMBERS' CAPITAL COMMITMENTS
                           AND PERCENTAGE INTERESTS

                                               Capital      Percentage
Name/Address                                 Commitment      Interest
----------------------------------------------------------------------------

Managing Members:

Christos M. Cotsakos                          $ 87,500          25%
Thomas A. Bevilacqua                            87,500          25%


Non-Managing Member:

E*Trade Group, Inc.                            175,000          50%*
                                              --------        ------
                                              $350,000         100%


____________________

  * Subject to reduction (but not below 40%), with respect to the allocation of the Company's Carry, as described in Section 6.3(b) of the Agreement.

                                      A-1